SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:
March 17, 2014

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STRATUM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-51229 (Commission File Number)	51-0482104 (I.R.S. Employer Identification No.)

11011 Richmond Avenue, Suite 525 Houston, Texas (Address of principal executive offices)	77042 (Zip code)

Registrant’s telephone number, including area code:  (713) 479-7050

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets.

On March 17, 2014, Stratum Holdings, Inc. (the “Company”) consummated the transactions contemplated by that certain Share Exchange Agreement (the “Exchange Agreement”), dated January 17, 2014, providing for the acquisition by the Company of all of the outstanding membership interests of Cinco NRG, LLC (“Cinco”), a private oil and gas company majority owned by Pioneer Group, LLC (“Pioneer”), which acquired approximately 80% of our outstanding Common Stock in September 2013.  In connection with the transactions described herein, we issued approximately 47 million shares of our Common Stock to the equity members of Cinco.  As a result of this transaction, the former equity members of Cinco, including Pioneer, own approximately 95% of our total shares of Common Stock outstanding.  At present, Cinco has a 10% non-operated working interest in a producing field in Texas and a 50% operated working interest in two exploratory prospects in Alabama.

The foregoing summary of the Exchange Agreement is not complete and is qualified in its entirety by reference to the complete text of the definitive agreement, which is filed as Exhibit 2.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

Item 3.02    Unregistered Sales of Equity Securities.

The disclosure set forth in Item 2.01 of this Current Report on Form 8-K related to the aforementioned Share Exchange Agreement is incorporated by reference into this Item 3.02.

In conjunction with closing of the transaction described in Item 2.01 above, the Company issued 1,250,000 shares of its restricted Common Stock to D. Hughes Watler, Jr., the Company’s Chief Financial Officer, acting senior executive officer and a director.  The restricted shares of Common Stock granted to Mr. Watler will vest over a three year period and will be subject to buyback by the Company if he should terminate his employment prior to the end of such period.

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective March 17, 2014, Robert G. Wonish was named as a director of the Company.  Mr. Wonish has served as the President of Petrodome Operating, LLC, a private oil and gas company in Houston, since 2009, and was also a founder of Cinco.  He has nearly 40 years of experience as an engineer in the oil and gas industry.  He previously served the Company as an executive officer and member of the Board of Directors from May 2006 to March 2008.  Mr. Wonish was also a member of the Board of Directors of Enerjex Resources, Inc. (OTC: ENRJ) from May 2007 to April 2010.

Effective March 17, 2014, Christopher T. George was also named as a director of the Company.  Mr. George is currently Director, Oilfield Services Group, with PLS, Inc., a privately owned energy transaction advisory firm, based in Houston.  Prior to his present position, Mr. George was Senior Advisor – Corporate Development of Southwestern Energy, Inc. (NYSE: SWN), from October 2008 to March 2013.  Previously, he served as a financial analyst covering the energy industry with Capital One Southcoast from March 2004 to July 2007.

Item 5.03    Amendments to Articles of Incorporation or Bylaws.

On March 17, 2014, the Company filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Nevada effecting a name change of the Company to Caprock Oil, Inc. (the “Name Change”) and an increase in the authorized capital stock of the Company to 200 million shares of Common Stock, par value $0.01 per share, and 1 million shares or blank check Preferred Stock, par value $0.01 per share (the “Share Increase”).  The Company is in the process of notifying the Financial Industry Regulatory Authority (“FINRA”) of the Name Change and Share Increase. A copy of the Amended and Restated Certificate of Incorporation is attached as Exhibit 3.1 hereto and incorporated herein by reference.  The Certificate of Amendment was approved by written consent of the holders of an aggregate of 79.9% of the Company’s outstanding Common Stock.

Item 9.01    Financial Statement and Exhibits.

(a)
Financial Statements of Businesses Acquired.  The audited financial statements of Cinco NRG, LLC as of October 31, 2013 and for the period from inception on April 5, 2013 to October 31, 2013, were filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K/A filed on February 10, 2014, and are incorporated by reference in this Item 9.01(a).

(b)
Pro Forma Financial Information.  The unaudited pro forma financial statements and notes related thereto as of and for the nine months ended September 30, 2013, were filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K/A filed on February 10, 2014, and are incorporated by reference in this Item 9.01(b).

(d)	Exhibits.

The following documents are filed herewith:

Exhibit No.	Description

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Stratum Holdings, Inc.

2.1
Share Exchange Agreement by and among Stratum Holdings, Inc. Cinco NRG, LLC and the members of Cinco NRG, LLC, dated as of January 17, 2014 (Incorporated by reference from Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on January 24, 2014).

99.1	Audited financial statements of Cinco NRG, LLC (Incorporated by reference from Exhibit 99.1 to the Company’s Current Report on Form 8-K/A filed on February 10, 2014).

Report of Independent Registered Public Accounting Firm
Balance Sheet as of October 31, 2013
Statement of Operations for the period from inception on April 5, 2013 to October 31, 2013
Statement of Members’ Equity for the period from inception on April 5, 2013 to October 31, 2013
Statement of Cash Flows for the period from inception on April 5, 2013 to October 31, 2013
Notes to Financial Statements

99.2
Unaudited pro forma combined financial statements and notes related thereto as of and for the nine-month period ended September 30, 2013 (Incorporated by reference from Exhibit 99.2 to the Company’s Current Report on Form 8-K/A filed on February 10, 2014).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

STRATUM HOLDINGS, INC.

March 17, 2014	By:	/s/ D. Hughes Watler, Jr.
D. Hughes Watler, Jr.
Chief Financial Officer